Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the “Class C Rights”) to purchase Class C common shares, par value $0.01 per share (the “Class C Common Shares”), of Liberty Latin America Ltd. (the “Company”).

In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Class C Rights distributed pursuant to the terms and subject to the conditions set forth in the prospectus dated September 10, 2020.

PART I

BOX 1.	☐	Please do not exercise Class C Rights.
BOX 2.	☐	Please exercise Class C Rights as set forth below:

	Number of Class C Rights		Subscription Price		Payment
Basic Subscription Privilege:		x	$7.14	=	$	(Line 1)
Oversubscription Privilege:		x	$7.14	=	$	(Line 2)

By exercising the oversubscription privilege (the “Oversubscription Privilege”) with respect to my (our) Class C Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription privilege (the “Basic Subscription Privilege”) received in respect of Class C common shares held in the below described capacity.

Total Payment Required = $______________

(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

BOX 3.	☐	Payment in the following amount is enclosed: ______________
BOX 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No:
Amount to be deducted: $___________________	Signature:
Date: ______________, 2020	Signature:
(If held jointly)

BOX 5.	☐	Please sell __________________of my Class C Rights.
BOX 6.	☐	Please have Computershare N.A. effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.

Signature(s):
Signature(s):
(If held jointly)

Please type or print name(s) below:

Signature(s) Guaranteed by:

Eligible Institution

1